Exhibit 99.1

TransAtlantic Petroleum Announces First Quarter 2017 Financial Results and Provides an Operations Update

Hamilton, Bermuda (May 10, 2017) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE-MKT: TAT) (the “Company” or “TransAtlantic”) today announced the financial results for the quarter ended March 31, 2017, and provided an operations update. Additional information can be found on TransAtlantic’s website at http://www.transatlanticpetroleum.com.

Summary

•	TransAtlantic successfully completed the sale of its wholly-owned subsidiary, Thrace Basin Natural Gas (Turkiye) Corporation (“TBNG”) in February 2017.
•	Revenues for the first quarter of 2017 were $16.4 million, as compared to $18.7 million for the fourth quarter of 2016 and $15.6 million for the first quarter of 2016.
•	Operating income for the first quarter of 2017 was $4.5 million, as compared to $0.2 million for the fourth quarter of 2016 and an operating loss of $2.5 million for the first quarter of 2016.
•

Net loss from continuing operations was $16.0 million for the first quarter of 2017, of which $15.2 million was from the sale of TBNG, as compared to $5.7 million in the fourth quarter of 2016 and $5.6 million in the first quarter of 2016.

•	Adjusted EBITDAX from continuing operations for the first quarter of 2017 was $9.4 million, as compared to $9.4 million for the fourth quarter of 2016 and $8.6 million for the first quarter of 2016.[1]
•

TransAtlantic’s average daily net sales volumes from continuing operations were approximately 3,833 barrels of oil equivalent per day (“BOEPD”) in the first quarter of 2017, as compared to 4,335 in the fourth quarter of 2016 and 4,787 in the first quarter of 2016.

[1]	Adjusted EBITDAX is a non-GAAP financial measure. See the reconciliation at the end of the press release.

•

TransAtlantic’s 2017 year-to-date daily net wellhead production is approximately 3,500 BOEPD, comprised of 3,380 barrels of oil per day (“BOPD”) and 0.8 million cubic feet of natural gas per day (“MMCFPD”).

First Quarter 2017 Results of Continuing Operations

	For the Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Net Sales:
Oil (MBBL)	314	352	356
Natural gas (MMCF)	184	279	478
Total net sales (MBOE)	345	399	436
Average net sales (BOEPD)	3,833	4,335	4,787
Realized Commodity Prices:
Oil ($/Bbl unhedged)	$47.26	$44.50	$31.33
Oil ($/Bbl hedged)	$47.26	$44.50	$34.78
Natural gas ($/MCF)	$4.96	$5.65	$7.05

Total revenues were $16.4 million for the three months ended March 31, 2017, compared to $18.7 million for the three months ended December 31, 2016 and $15.6 million for the three months ended March 31, 2016. For the three months ended March 31, 2017, TransAtlantic had a net loss from continuing operations of $16.0 million, or $0.34 per share (basic and diluted), compared to a net loss from continuing operations of $5.7 million, or $0.12 per share (basic and diluted), for the three months ended December 31, 2016, and a net loss from continuing operations of $5.6 million, or $0.14 per share (basic and diluted), for the three months ended March 31, 2016. The net loss for the first quarter of 2017 included a $15.2 million loss on the sale of TBNG. Capital expenditures totaled $6.5 million for the three months ended March 31, 2017, compared to $4.6 million for the three months ended December 31, 2016 and $2.3 million for the three months ended March 31, 2016.

Adjusted EBITDAX from continuing operations for the three months ended March 31, 2017 was $9.4 million, compared to $9.4 million for the three months ended December 31, 2016 and $8.6 million for the three months ended March 31, 2016.

Sale of TBNG

During the first quarter of 2017, we completed the sale of TBNG.  We received gross proceeds of $20.7 million and net cash proceeds of approximately $16.1 million.  For the three months ended March 31, 2017, we recorded a net loss on the sale of TBNG of $15.2 million. The accounting loss was due to the recognition of $23.1 million of accumulated foreign currency losses related to TBNG at the time of sale.  The TBNG foreign currency losses had accumulated over time within shareholders’ equity on our consolidated balance sheet.  Prior to the application of the accumulated foreign currency losses, the sale of TBNG resulted in a gain of approximately $7.9 million.

Operational Update

During the first quarter of 2017, we completed the Selmo 86-H2 well in the Middle Sinan Dolomite formation. The initial production rate on the Selmo 86-H2 well was approximately 75 barrels of oil per day (“BOPD”). In March 2017, we drilled the Bahar 11H well and the completion of this well is currently in process. Due to issues that were encountered while drilling the well’s horizontal curve, the well was drilled vertically.

We have made significant progress in expanding our Bahar Central Facility. The expansion will collect and recover associated natural gas, which will be used to generate power to electrify the field, significantly reducing our lifting costs. We believe this expansion will lay the foundation for two future revenue streams in power generation and liquids recovery.

TransAtlantic’s 2017 year-to-date daily net wellhead production has been approximately 3,500 BOEPD, comprised of 3,380 BOPD and 0.8 million MMCFPD.

We also plan to extend our existing 3D seismic survey by moving into the permitting phase. We expect the project will move into the acquisition phase in the second half of 2017.

2017 Annual Meeting

TransAtlantic will host its 2017 Annual Meeting of Shareholders on Tuesday, May 23rd at 10:00 a.m. Central time (11:00 a.m. Eastern) at its U.S. headquarters, which is located at 16803 Dallas Parkway, Addison, Texas, 75001. After the meeting, the Company will offer an audio recording of the Annual Meeting. To listen to the audio recording, please visit the Company’s website at www.transatlanticpetroleum.com, click on “Investors” and select “Annual Meeting.”

Conference Call

The Company will host a live webcast and conference call on Thursday, May 11, 2017 at 8:00 a.m. Central time (9:00 a.m. Eastern) to discuss first quarter 2017 financial results and provide an operations update. Investors who would like to participate in the conference call should dial (877) 303-1405 or (678) 809-1005 approximately 10 minutes prior to the scheduled start time and ask for the TransAtlantic conference call. The conference ID is 16834435.

A live webcast of the conference call and replay will be available through the Company’s website at www.transatlanticpetroleum.com. To access the webcast and replay, click on “Investors”, select “Events and Presentations”, and click on “Listen to webcast” under the event list. The webcast requires iOS, Microsoft Windows Media Player or RealOne Player.

A telephonic replay of the call will be available through May 12, 2017 and may be accessed by dialing (855) 859-2056 or (404) 537-3406. The conference ID is 16834435.

Quarterly Report on Form 10-Q

On May 10, 2017, TransAtlantic filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

TransAtlantic Petroleum Ltd.

Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

(U.S. Dollars and shares in thousands, except per share amounts)

	For the Three Months Ended
	March 31, 2017	Dec 31, 2016	March 31, 2016
Revenues:
Total revenues	$16,436	$18,672	$15,566
Costs and expenses:
Production	3,087	3,343	2,886
Exploration, abandonment and impairment	106	2,999	1,305
Cost of purchased natural gas	568	1,154	896
Seismic and other exploration	15	20	66
General and administrative	3,590	4,919	4,843
Depreciation, depletion and amortization	4,497	5,972	7,966
Accretion of asset retirement obligations	48	88	92
Total costs and expenses	11,911	18,495	18,054
Operating income (loss)	4,525	177	(2,488)
Other (expense) income:
Loss on sale of TBNG	(15,226)	–	–
Interest and other expense	(2,371)	(2,735)	(2,656)
Interest and other income	293	1,135	212
Gain (loss) on commodity derivative contracts	988	(838)	771
Foreign exchange (loss) gain	(2,123)	(3,212)	342
Total other expense	(18,439)	(5,650)	(1,331)
Loss from continuing operations before income taxes	(13,914)	(5,473)	(3,819)
Income tax expense	(2,135)	(226)	(1,747)
Net loss from continuing operations	(16,049)	(5,699)	(5,566)
Net income from discontinued operations	–	–	15
Net loss	(16,049)	(5,699)	(5,551)
Other comprehensive income (loss):
Foreign currency translation adjustment	20,919	(15,449)	2,974
Comprehensive income (loss)	$4,870	$(21,148)	$(2,577)

Net loss per common share
Basic net loss per common share
Continuing operations	$(0.34)	$(0.12)	$(0.14)
Discontinued operations	$–	$–	$0.00
Weighted average common shares outstanding	47,298	46,880	40,738
Diluted net loss per common share
Continuing operations	$(0.34)	$(0.12)	$(0.14)
Discontinued operations	$-	$-	$0.00
Weighted average common and common equivalent shares outstanding	47,298	46,880	40,738

TransAtlantic Petroleum Ltd.

Summary Consolidated Statements of Cash Flows (Unaudited)

(in thousands of U.S. Dollars)

	For the Three Months Ended Mar 31,
	2017	2016
Net cash provided by operating activities from continuing operations	$1,859	$6,509
Net cash provided by (used in) investing activities from continuing operations(1)	13,407	(8,963)
Net cash used in financing activities from continuing operations	(11,379)	(2,609)
Net cash used in discontinued operations	-	(84)
Effect of exchange rate changes on cash	(172)	6
Net increase (decrease) in cash and cash equivalents	$3,715	$(5,141)
(1)	Includes changes in the Company’s restricted cash balance.

TransAtlantic Petroleum Ltd.

Summary Consolidated Balance Sheets

(in thousands of U.S. Dollars, except share data)

	March 31, 2017	December 31, 2016
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$15,300	$10,034
Restricted cash	–	2,555
Accounts receivable, net
Oil and natural gas sales	16,428	17,885
Joint interest and other	5,216	3,230
Related party	791	762
Prepaid and other current assets	6,239	4,756
Derivative asset	126	–
Inventory	3,527	3,647
Assets held for sale	–	25,217
Total current assets	47,627	68,086
Property and equipment:
Oil and natural gas properties (successful efforts method)
Proved	192,761	197,214
Unproved	24,821	21,109
Equipment and other property	18,723	20,273
	236,305	238,596
Less accumulated depreciation, depletion and amortization	(121,362)	(120,638)
Property and equipment, net	114,943	117,958
Other long-term assets:
Other assets	2,208	2,725
Note receivable - related party	7,405	7,624
Derivative asset	24	–
Total other assets	9,637	10,349
Total assets	$172,207	$196,393
LIABILITIES, SERIES A PREFERRED SHARES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,667	$7,036
Accounts payable - related party	1,961	1,844
Accrued liabilities	12,390	12,492
Derivative liability	–	596
Loans payable	25,950	34,750
Loan payable - related party	525	3,444
Liabilities held for sale	–	15,938
Total current liabilities	46,493	76,100
Long-term liabilities:
Asset retirement obligations	4,701	4,833
Accrued liabilities	8,304	8,126
Deferred income taxes	19,077	18,806
Loans payable	4,125	3,750
Derivative liability	–	242
Total long-term liabilities	36,207	35,757
Total liabilities	82,700	111,857
Commitments and contingencies
Series A preferred shares, $0.01 par value, 426,000 shares authorized; 426,000 shares issued and outstanding with a liquidation preference of $50 per share as of March 31, 2017 and December 31, 2016, respectively	21,300	21,300
Series A preferred shares-related party, $0.01 par value, 495,000 shares authorized; 495,000 shares issued and outstanding with a liquidation preference of $50 per share as of March 31, 2017 and December 31, 2016, respectively	24,750	24,750
Shareholders' equity:
Common shares, $0.10 par value, 100,000,000 shares authorized; 47,312,231 shares and 47,220,525 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	4,731	4,722
Treasury stock	(970)	(970)
Additional paid-in-capital	573,370	573,278
Accumulated other comprehensive loss	(119,397)	(140,316)
Accumulated deficit	(414,277)	(398,228)
Total shareholders' equity	43,457	38,486
Total liabilities, Series A preferred shares and shareholders' equity	$172,207	$196,393

Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDAX   from Continuing Operations (Unaudited)

(in thousands of U.S. Dollars)

	For the Three Months Ended
	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
Net loss from continuing operations	$(16,049)	$(5,699)	$(5,566)
Adjustments:
Interest and other, net	2,078	1,600	2,444
Current and deferred income tax expense	2,135	226	1,747
Exploration, abandonment, and impairment	106	2,999	1,305
Seismic and other exploration expense	15	20	66
Foreign exchange loss (gain)	2,123	3,212	(342)
Share-based compensation expense	136	133	178
(Gain) loss on commodity derivative contracts	(988)	838	(771)
Cash settlements on commodity derivative contracts	-	-	1,228
Accretion of asset retirement obligation	48	88	92
Depreciation, depletion, and amortization	4,497	5,972	7,966
Loss on sale of TBNG	15,226	-	-
Net other items	30	-	225
Adjusted EBITDAX from continuing operations	$9,357	$9,389	$8,572

Adjusted EBITDAX from continuing operations (“Adjusted EBITDAX”) is a non-GAAP financial measure that represents net loss from continuing operations plus interest and other, net, current and deferred income tax expense, exploration, abandonment and impairment, seismic and other exploration expense, foreign exchange loss (gain), share-based compensation expense, loss (gain) on commodity derivative contracts, cash settlements on commodity derivative contacts, accretion of asset retirement obligation, depreciation, depletion and amortization, loss on sale of TBNG, and net other items.

The Company believes Adjusted EBITDAX assists management and investors in comparing the Company’s performance on a consistent basis without regard to depreciation, depletion and amortization and impairment of oil and natural gas properties and exploration expenses, among other items, which can vary significantly from period to period. In addition, management uses Adjusted EBITDAX as a financial measure to evaluate the Company’s operating performance.

Adjusted EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income or income from continuing operations prepared in accordance with GAAP. Net income or income from continuing operations may vary materially from Adjusted EBITDAX. Investors should carefully consider the specific items included in the computation of Adjusted EBITDAX.

About TransAtlantic

TransAtlantic Petroleum Ltd. is an international oil and natural gas company engaged in the acquisition, exploration, development and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria and an operated interest in a joint venture in Albania.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the drilling, completion and cost of wells, the production and sale of oil and natural gas, planned operations, the holding of an earnings conference call, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, access to sufficient capital; market prices for natural gas; natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities, receipt of required approvals, increases in taxes, legislative and regulatory initiatives relating to fracture stimulation activities, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty and civil unrest, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; and other risks described in the Company’s filings with the SEC.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Note on BOE

Barrels of oil equivalent, or BOE, are derived by the Company by converting natural gas to oil in the ratio of six thousand cubic feet (“MCF”) of natural gas to one BBL of oil. A BOE conversion ratio of six MCF to one BBL is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. BOE may be misleading, particularly if used in isolation.

Contacts:

Chad D. Burkhardt

Vice President, General Counsel and Corporate Secretary

(214) 265-4705

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com